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                                                     Exhibit 23.6


                    CONSENT OF PIPER JAFFRAY INC.


     We hereby consent to the reference to our firm under the captions "Summary - Special Meeting of Mountain Parks Stockholders - Opinion of Mountain Parks' Financial Advisor Regarding the Merger," "The Merger - Background of the Merger" and "The Merger - Opinion of Mountain Parks' Financial Advisor" and to the inclusion of a copy of our opinion letter as Appendix C to the Joint Proxy Statement-Prospectus which is a part of the Registration Statement filed by Community First Bankshares, Inc. on Form S-4 under the Securities Act of 1933, as amended. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement with the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        PIPER JAFFRAY INC.


                                        By /s/ Peter M. Gill
                                          ----------------------
                                         Its Managing Director
                                            --------------------


Minneapolis, Minnesota
October 16, 1996